American Funds Tax-Exempt Fund of New York 6455 Irvine Center Drive, Irvine, California 92618 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KARL J. ZEILE, Vice Chairman, President and Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of American Funds Tax-Exempt Fund of New York (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended January 31, 2016 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS TAX-EXEMPT FUND OF NEW YORK	AMERICAN FUNDS TAX-EXEMPT FUND OF NEW YORK

/s/ Karl J. Zeile	/s/ Brian C. Janssen
Karl J. Zeile, Vice Chairman, President	Brian C. Janssen, Treasurer

Date: March 31, 2016	Date: March 31, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS TAX-EXEMPT FUND OF NEW YORK and will be retained by AMERICAN FUNDS TAX-EXEMPT FUND OF NEW YORK and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.